UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2008
UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 West Federal Street, Youngstown, Ohio 44503-1203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment
United Community Financial Corp. (Company) (Nasdaq: UCFC), through its wholly owned banking subsidiary The Home Savings and Loan Company (Home Savings), holds in its available-for-sale securities portfolio a Fannie Mae auction rate pass through trust security with a cost basis of $5.0 million. This security represents an interest in a trust, which is collateralized with Fannie Mae non-cumulative preferred stock. The Company does not hold any common or any other equity securities issued by either Fannie Mae or Freddie Mac. The U.S. Treasury Department (Treasury) and Federal Housing Finance Agency (FHFA) announced on September 7, 2008, that it will place Fannie Mae under conservatorship. Under the terms of the plan, the Treasury and FHFA will infuse capital, as needed, through certain preferred stock purchase agreements, which will be senior to the security held by the Company. Common and preferred stock dividends will also be suspended.
Because of the decline in the market value of the security held by the Company following the recent announcement of the conservatorship, along with the possibility that the redemption provisions of the trust in which the security is held may be triggered due to the suspension of dividend payments, management determined on September 17, 2008, that it will be necessary for the Company to recognize an other-than-temporary impairment charge in the third quarter of 2008. As of September 17, 2008, this charge would have been approximately $4.8 million on a pre-tax basis. Because the market value of this security is likely to fluctuate between now and September 30, 2008, the exact amount of the impairment charge will not be determined until the end of the third quarter. Based on management’s current forecast of financial condition and results of operations, the Company believes that Home Savings will remain “adequately capitalized” for regulatory capital purposes.
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When used in this filing the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Home Savings’ market area, demand for investments in Butler Wick’s market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
Date: September 19, 2008	By:	/S/ James R. Reske
James R. Reske, CFA
Chief Financial Officer

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